SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                   FORM 8 - K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported) October 21, 1999
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                         STERLING FINANCIAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Washington                   0-20800                  91-1572822
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       (State or Other        (Commission File Number)       (IRS Employer
       Jurisdiction of                                       Identification
       Incorporation)                                            Number)



                111 North Wall Street, Spokane, Washington 99201
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               (Address of Principal Executive Offices) (Zip Code)



     Registrant's Telephone Number, Including Area Code   (509) 458-3711
                                                          --------------

                                       N/A
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     INFORMATION TO BE INCLUDED IN THE REPORT

     Item 5. Other Events

     Sterling Financial Corporation announces third quarter earnings for the period ended September 30, 1999.

     See attached information release.

     For Release October 21, 1999 8 a.m. PST     Contact:  Heidi B. Stanley
                                                                   358-6160

     STERLING FINANCIAL CORPORATION
     OF SPOKANE, WASHINGTON, ANNOUNCES
     1999 THIRD QUARTER EARNINGS

     Spokane, Washington October 21, 1999--Sterling Financial Corporation (NASDAQ:STSA) today announced net income of $3.3 million, or $0.41 per diluted share, for the three months ended September 30, 1999. This compares with net income of $2.8 million, or $0.35 per diluted share, for the prior year's comparable period. Net income for the nine months ended September 30, 1999 was $9.4 million, or $1.15 per diluted share, which compares with net income of $4.8 million, or $0.58 per diluted share for the nine months ended September 30, 1998. Net income for the nine months ended September 30, 1998 was impacted by acquisition costs and other charges. Excluding these charges, net income for the nine months ended September 30, 1998, would have been $8.5 million, or $1.03 per diluted share. The increase in net income was primarily due to increases in net interest income.

     Harold B. Gilkey, Chairman and CEO, stated, "We are pleased with our continued progress in developing total revenues in a volatile and uncertain interest rate environment. Despite unsettled market conditions, our credit quality is holding up at acceptable levels. We are especially proud that our Marketing Image Campaign was selected Best of the Best at the Bank Marketing Association's 1999 National Advertising Awards Competition. The campaign also won two Certificates of Excellence in the Radio Series and Single Entry TV categories. This campaign reflects our community banking emphasis."

     Net interest income of $19.3 million for the three months ended September 30, 1999 reflected a 21.2% increase, compared with $15.9 million for the same period in the prior year. For the nine months ended September 30, 1999, net interest income was $55.8 million, compared with $41.9 million for the same period in 1998. The increases in net interest income for the current three-month and nine-month periods were primarily due to: (1) an increase in the volume of average interest-earning assets, which increased to $2.3 billion for the quarter ended September 30, 1999, compared with $2.0 billion for the comparable period a year ago and (2) a lower cost of funding.

     Mr. Gilkey continued, "Business and consumer loans now represent 36.8% of total loans, and checking accounts represent 19.2% of deposits."
     He added that Sterling's net interest margin increased to 3.33% for the recent quarter, compared with 3.22% for the prior year's comparable period.

     Total assets increased approximately 17.1% to $2.5 billion at September 30, 1999, compared with $2.1 billion at September 30, 1998. Net loans receivable increased 31.4% to $1.8 billion at September 30, 1999, compared with $1.3 billion at September 30, 1998.

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
     Mr. Gilkey also indicated that total loan production increased 33.0% for the first nine months of 1999 to $920.9 million, compared with $692.6 million for the same period last year. Increases during the period were primarily in community banklike loans, which include business banking, construction, consumer and commercial real estate. During the three months ended September 30, 1999, total loan production was $265.9 million, compared with $222.3 million for the same period in 1998.

     Other income was $3.3 million for the three months ended September 30, 1999, compared with $3.6 million for the three months ended
     September 30, 1998.  Other income for the three months ended
     September 30, 1998 reflected securities gains. For the nine months ended September 30, 1999 and 1998, other income was $9.9 million and $8.6 million, respectively. The increase in the nine-month periods was primarily due to the fees and service charges from an increased level of checking accounts. Operating expenses were $16.4 million for the three months ended September 30, 1999, compared with $14.2 million for the three months ended September 30, 1998. The increases in operating expenses were primarily due to increased personnel costs and costs related to the check processing centers brought online last quarter. Operating expenses were $47.9 million and $38.5 million for the nine months ended September 30, 1999 and 1998, respectively. The increase in operating expenses during the nine-month periods was primarily due to increased personnel costs associated with new branches and with increased community bank lending staff.

     Sterling's return on average common equity was 11.15% for the three months ended September 30, 1999, compared with 9.82% for the same period in 1998. Return on average common equity for the nine months ended September 30, 1999 was 10.47%, compared with 5.64% for the same period in 1998. Return on average assets was 0.53% for the three months ended September 30, 1999, compared with 0.52% for the three months ended September 30, 1998. Return on average assets was 0.52% for the nine months ended September 30, 1999, compared with 0.32% for the nine months ended September 30, 1998. The increases in these ratios were due to the aforementioned increase in net income.

     Delinquent loans as a percentage of total loans receivable were 0.61% at September 30, 1999, compared with 0.55% at September 30, 1998. Nonperforming assets were 0.61% of total assets at September 30, 1999, compared with 0.56% at September 30, 1998. Sterling's loan loss reserves were 0.85% of net loans at September 30, 1999, a decrease from 1.06% at September 30, 1998.

     Sterling Financial Corporation of Spokane, Washington, is a savings and loan holding company which owns Sterling Savings Bank. Sterling Savings Bank is a Washington State-chartered, federally insured stock savings association. Sterling Savings Bank, based in Spokane, Washington, has branches throughout Washington, Idaho, northwestern Oregon and western Montana. Through Sterling's wholly owned

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
     subsidiaries Action Mortgage Company and INTERVEST-Mortgage Investment Company, it operates loan production offices in Washington, Oregon, Idaho and Montana. Sterling's subsidiary Harbor Financial Services provides non-bank investments, including mutual funds, variable annuities, and tax-deferred annuities, through regional representatives throughout Sterling Savings' branch network.

     Any trend or forward-looking information included in this press release is subject to numerous possible risks and uncertainties. These include, but are not limited to: the possibility of adverse economic developments which may, among other things, increase default and delinquency risks in Sterling's loan portfolios; shifts in interest rates which may result in lower interest rate margins; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; changes in the regulatory and competitive environment, and other risks. Sterling's future results may differ materially from historical results as well as from any trend or forward-looking information included in this release.

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

     STERLING FINANCIAL CORPORATION

     FORM 8 - K




     S I G N A T U R E


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   STERLING FINANCIAL CORPORATION
                                   (Registrant)

     November 1, 1999              /s/ Daniel G. Byrne
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     Date                          Daniel G. Byrne
                                   Sr. Vice President, Finance and
                                     Assistant Secretary